EXHIBIT B

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 15, 1998, included in this annual report of The Southern Company Employee Savings Plan on Form 11-K for the year ended December 31, 1997 into the Plan's previously filed Registration Statement No. 33-23152.




/s/ ARTHUR ANDERSEN LLP




Atlanta, Georgia
June 24, 1998